900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 PHONE 512.338.5400 FAX 512.338.5499 www.wsgr.com

Exhibit 5.1
July 28, 2020

Lumos Pharma, Inc.
4200 Marathon Boulevard, Suite 200
Austin, Texas 78756
Ladies and Gentlemen:
We have acted as counsel to Lumos Pharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of an aggregate of 4,146,398 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company. All of the Shares were issued or are issuable pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 30, 2019, by and among the Company, Cyclone Merger Sub, Inc., a wholly-owned subsidiary of the Company, and Lumos Pharma Sub, Inc., formerly known as Lumos Pharma, Inc. (as amended, the “Merger Agreement”) and are being registered for resale on behalf of certain stockholders of the Company including their donees, pledgees, transferees or other successors-in-interest (the “Selling Stockholders”).
We, as the Company’s counsel in connection with the registration for resale of the Shares, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the Registration Statement and the Merger Agreement. We are opining herein as to the general corporation law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In making our examination of documents executed or to be executed, we have assumed that the counterparties thereto, excluding the Company, have been duly organized and are, and will continue to be, validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
Based upon the foregoing, we advise you that, in our opinion, the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.
In connection with the opinions expressed above, we have assumed that (a) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (b) the Registration Statement, and any further amendments thereto (including post-effective amendments) shall comply with all applicable laws and shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (c) a prospectus has been or will have been prepared and filed with the Commission with respect to the Shares offered thereby; and (d) all Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the related prospectus.

austin beijing boston brussels hong kong los angeles new york palo alto san diego san francisco seattle shanghai washington, dc wilmington, de

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

austin beijing boston brussels hong kong los angeles new york palo alto san diego san francisco seattle shanghai washington, dc wilmington, de